EXHIBIT 10
















                                  1997 EMPLOYEE
                             STOCK COMPENSATION PLAN

                      1997 EMPLOYEE STOCK COMPENSATION PLAN

I.       Purpose of the Plan.

         The  purpose  of this Plan is to  further  the  growth  of  Electronics
Communications Corp. and its Subsidiaries (together being the "Company") by allowing the Company to compensate employees and certain other persons providing bona fide services to the Company, through the award of Electronics Communications Corp. common stock.

II.      Definitions.

         Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

         1. "Award" means any grant of Common Stock made under this Plan.

         2. "Board of Directors" means the Board of directors of Electronics Communications Corp.

         3. "Code" means the Internal Revenue Code of 1986, as amended.

         4. "Common Stock" means the common stock, par value $.60 per share of Electronics Communications Corp.

         5. "Date of Grant" means the day the Board of Directors authorizes the grant of an Award or such later date as a particular Award shall become effective.

         6. "Employee" means any person or entity that renders bona fide services to the Company ( including, but without limitation) the following: a person employed by the Company in a key capacity; an officer or director of the Company; a person or Company engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm.

         7. "Subsidiary" means any corporation that is a subsidiary as that term is defined in Section 424(f) of the Code.

III.     Effective Date of the Plan.

         The effective date of the Plan is October 10, 1997.

IV.      Administration of the Plan.

         The Board of Directors shall be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determination of the Board of Directors on matters referred to in this Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

V.       Stock Subject to the Plan.

         The maximum number of shares of Common Stock as to which Awards may be granted under this Plan is 523,077 shares. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

VI.      Persons Eligible to Receive Awards.

         Awards may be granted only to Employees.

VII.     Grants of Awards.

         Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees Awards are to be Granted, and the number of shares of Common Stock as to which Awards granted to each Employee will relate. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder.

VIII.  Delivery of Stock Certificates.

         As promptly as practicable after authorizing the grant of the Award, Electronics Communications Corp. shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted. If applicable, each certificate shall bear a legend to indicate that the Common Stock represented by the certificate was issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act.

IX.      Employment.

         Nothing in this Plan or in the grant of an Award shall confer upon the Employee the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

X.       Laws and Regulations.

         1. The obligation of Electronics Communications Corp. to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for Electronics Communications Corp. be satisfied that the sale and delivery thereof will not violate the Act or any other applicable law, rules or regulations.

         2. This Plan is intended to meet the requirements of Rule 16b-3 in order to provide officers and directors with certain exemptions from Section 16(b) of the Securities Exchange Act of 1934, as amended.

XI.      Withholding of Taxes.

         If subject to withholding tax, the Company shall be authorized to withhold from an Employees salary or other cash compensation such sums of money as are necessary to pay the Employees withholding tax. The Company may elect to withhold form the shares to be issued hereunder a sufficient number of shares to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of an Award and the Employee fails to provide the Company with the funds with which to pay the withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

XII.     Termination of the Plan.

         The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Awardd under this Plan prior to that date.

XIII.  Delivery of the Plan.

         A copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the grant of the Award and establishing the terms, if any, of participation.